 Exhibit 99.1
500 Linden Oaks
Rochester, New York 14625

FOR IMMEDIATE RELEASE

CONTACT:
Tracy Bagatelle-Black	Tim Ryan
Bagatelle-Black Public Relations	Trout Group Investor Relations
661/263-1842	646/378-2924
tracy@bagatelleblack.com	tryan@troutgroup.com

VIRTUALSCOPICS ANNOUNCES $4.35 MILLION PRIVATE PLACEMENT
Proceeds Will Be Used to Accelerate Growth Initiatives

ROCHESTER, NY – September 17, 2007 – VirtualScopics, Inc. (Nasdaq: VSCP) today announced that it has completed a private placement of $4,350,000 of Series B Convertible Preferred Stock and Warrants with a group of institutional and other accredited investors. VirtualScopics currently intends to use the net proceeds from the offering to expand its sales and marketing efforts, software and technology enhancements and ongoing operations.

“We are pleased with the closing of this transaction,” said Jeff Markin, president and chief executive officer of VirtualScopics, Inc. “Completing this offering will strengthen our balance sheet, expand our shareholder base and enable us to increase our sales and marketing efforts.”

The Series B Preferred Stock is initially convertible into 3,612,057 shares of the Company’s common stock at an initial conversion price of $1.2043 per share, based on the volume weighted average of recent market prices. The Series B Preferred Stock carries a dividend of 8%, payable monthly in either cash or in shares of the Company’s common stock. The Company also issued to the investors Warrants to purchase an aggregate of 2,167,234 shares of common stock, half of which have an initial exercise price at the conversion price per share and half at a 15% premium.

BridgePointe Master Fund Ltd. (managed by Roswell Capital Partners) acted as the lead investor and BayStar Capital III Investment Fund, L.P. also participated. The sole placement agent on this transaction was Canaccord Adams, Inc.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the financing transaction and its intended use of proceeds and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the dependence on our largest customers until we can further diversify our customer base; risks of contract performance; and risks of contract termination. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.